UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 10, 2007
Cardica, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51772 (Commission File Number)	94-3287832 (I.R.S. Employer Identification No.)
900 Saginaw Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 10, 2007, the Board of Directors (the “Board”) of Cardica, Inc. (the “Company), based upon the recommendation of the Board’s Compensation Committee, approved the grant of a stock bonus of 40,000 shares of Cardica’s common stock under the 2005 Equity Incentive Plan (the “Stock Bonus”) to Douglas Ellison, Vice President, Sales and Marketing. One-fourth (1/4th) of the shares of common stock subject to the Stock Bonus vest on October 10th of each of 2008, 2009, 2010 and 2011, respectively, provided in each case that Mr. Ellison is then providing continuous service to Cardica (as defined in the 2005 Equity Incentive Plan). The Stock Bonus is subject to accelerated vesting such that 50% of the then-unvested shares subject to the Stock Bonus shall become immediately vested upon a change in control, provided that Mr. Ellison is still providing service to Cardica at that time, and 100% of the shares subject to the Stock Bonus will immediately vest if Mr. Ellison is terminated without cause or resigns for good reason one month prior to or 13 months following the closing of a change in control.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: October 12, 2007	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

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